Exhibit 99.1

Investor Contact: Steve Delahunt

(617) 342-6255

CABOT CORP REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS

Fourth Quarter 2025 Diluted earnings per share (“EPS”) of $0.79 and Adjusted EPS of $1.70

Fiscal Year 2025 Diluted EPS of $6.02 and Adjusted EPS of $7.25

BOSTON (November 3, 2025)-- Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and fiscal year 2025.

Fiscal Year Highlights


Fiscal year Diluted EPS of $6.02 and Adjusted EPS of $7.25, which represents a 3% increase in Adjusted EPS year-over-year

Fiscal year segment EBIT decreased 5% in Reinforcement Materials and increased 18% in Performance Chemicals year-over-year


Fiscal year 2025 Cash Flows from Operations of $665 million enabled capital investments of $274 million and the payment of $96 million in dividends and $168 million in share repurchases during the fiscal year

Announced agreement to acquire Bridgestone Corporation’s reinforcing carbons plant in Mexico

Fourth Quarter Highlights


Fourth Quarter Diluted EPS of $0.79 and Adjusted EPS of $1.70, which represents a 6% decrease in Adjusted EPS year-over-year

Cash Flows from Operations of $219 million in the fourth fiscal quarter supported the return of $64 million of cash to shareholders in the quarter through a combination of share repurchases and dividends

Released 2024 Sustainability Report and achieved 11 of out of 15 of our 2025 Sustainability Goals ahead of schedule; established 2030 Sustainability Goals

Exhibit 99.1

(In millions, except per share amounts)	Three Months Ended		Fiscal Year Ended
	9/30/25	9/30/24	9/30/25	9/30/24

Net sales and other operating revenues	$ 899	$ 1,001	$ 3,713	$ 3,994
Net income (loss) attributable to Cabot Corporation	$ 43	$ 137	$ 331	$ 380

Net earnings (loss) per share attributable to Cabot Corporation	$ 0.79	$ 2.43	$ 6.02	$ 6.72
Less: Certain items after tax per share	$ (0.91)	$ 0.63	$ (1.23)	$ (0.34)
Adjusted EPS	$ 1.70	$ 1.80	$ 7.25	$ 7.06

Sean Keohane, Cabot President and Chief Executive Officer commented: "I am very pleased with another strong year of Adjusted EPS growth where we achieved $7.25, up 3% year over year, in a year with a challenging macroeconomic backdrop. This performance was driven by higher EBIT in our Performance Chemicals segment which increased 18% year over year, partially offset by EBIT in our Reinforcement Materials segment which declined 5%. We delivered a solid fourth quarter with Adjusted EPS of $1.70, consistent with our expectations and which represents a decrease of 6% over the fourth quarter of fiscal 2024. Our continued operational and commercial discipline along with strong execution allowed us to drive countermeasures to deliver earnings growth in a volatile economic environment.”

Keohane continued, “Strong operating performance in the year resulted in the company generating $665 million in operating cash flow, which enabled us to continue to deliver on our capital allocation priorities. In addition, we paid $96 million in dividends, including a 5% increase announced in May, and we repurchased $168 million of shares of our common stock. Our balance sheet remains strong despite the challenging macroeconomic backdrop, with a net debt to EBITDA ratio of 1.2 times, which allows us to invest to grow the company while returning capital to shareholders.”

Financial Detail

For the fourth quarter of fiscal 2025, net income attributable to Cabot Corporation was $43 million ($0.79 per common share). Net income reflects an after-tax per share charge from certain items of $0.91. Adjusted EPS for the fourth quarter of fiscal 2025 was $1.70 per share.

Segment Results

Reinforcement Materials – Fourth quarter fiscal 2025 EBIT in Reinforcement Materials decreased by $4 million compared to the fourth quarter of fiscal 2024. The decrease in EBIT was largely driven by lower volumes in the Americas and Asia Pacific, partially offset by lower costs from overall cost management and optimization efforts. Volumes in the Americas were impacted by lower production levels at our tire customers given the higher levels of tire imports from Asia into the region.

Exhibit 99.1

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2025 as compared to the same quarter of the prior year are set forth in the table below:

Fourth Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	(5%)
Asia Pacific	(6%)
Europe, Middle East, Africa	5%
Americas	(7%)

Performance Chemicals – Fourth quarter fiscal 2025 EBIT in Performance Chemicals decreased by $2 million compared to the fourth quarter of fiscal 2024 primarily due to a 5% decrease in volumes, partially offset by lower costs. The lower volumes were primarily due to lower demand in Europe, particularly in construction-related applications, and the lower costs were primarily from overall cost management and optimization efforts.

Cash Performance – The Company ended the fourth quarter of fiscal 2025 with a cash balance of $258 million. During the fourth quarter of fiscal 2025, cash flows from operating activities were a source of $219 million. Capital expenditures for the fourth quarter of fiscal 2025 were $64 million. Additional uses of cash during the fourth quarter included $25 million for the payment of dividends and $39 million for share repurchases.

Taxes – During the fourth quarter of fiscal 2025, the Company recorded a tax expense of $63 million with an effective tax rate of 55%. Our operating tax rate for fiscal 2025 was 27% and reflects a $36 million non-GAAP adjustment primarily related to an increase of the valuation allowance on U.S. deferred tax assets. Our operating tax rate for fiscal 2026 is expected to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, “Looking ahead to fiscal 2026, we do not yet see signs of improvement in the external environment, particularly as it relates to regional demand trends in Reinforcement Materials due to the impact of elevated Asian tire imports into western regions. As a result, we expect Adjusted EPS to be in the range of $6.00 to $7.00 for the year. Our fiscal 2026 outlook reflects the uncertain macroeconomic and trade environment and competitive headwinds in Reinforcement Materials. In Performance Chemicals, we expect to see profit improvement overall, driven by attractive areas such as Battery Materials and targeted infrastructure, alternative energy, and consumer applications. We anticipate strong operating cash flow and discretionary free cash flow to support growth investments.”

Keohane concluded, “While market conditions remain challenging, we continue to execute on our foundation of commercial and operational excellence and we remain focused on managing costs, strengthening operations, and positioning the company for long-term growth. Backed by a strong balance sheet and our demonstrated ability to generate solid cash flow, we remain well positioned to continue to return capital to shareholders and fund strategic growth projects that we expect to deliver value to shareholders.”

Exhibit 99.1

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, November 4, 2025. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2026, including our expectations for Adjusted EPS for fiscal 2026, our expectations for capital allocation and operating cash flow and discretionary free cash flow for fiscal 2026, our expected operating tax rate for fiscal 2026, and our assumptions underlying those expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls, tariffs and fluctuations in foreign currency rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2024, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to

Exhibit 99.1

any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions,

Exhibit 99.1

(iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations
•
Indirect tax settlement charges, which includes unfavorable charges related to the settlement of indirect taxes
•
Legal and environmental matters and reserves, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Employee benefit plan settlements and other charges, which consist of either charges or benefits associated with the termination of, or planned termination of, a pension plan
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes
•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total Segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total Segment EBIT we exclude from our Income (loss) from operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Exhibit 99.1

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2025	2024	2025	2024

Net sales and other operating revenues...............................................................	$899	$1,001	$3,713	$3,994
Cost of sales....................................................................................................	679	761	2,773	3,034
Gross profit..................................................................................................	220	240	940	960
Selling and administrative expenses....................................................................	68	73	260	283
Research and technical expenses......................................................................	15	17	59	63
Income (loss) from operations....................................................................	137	150	621	614
Interest and dividend income..............................................................................	7	7	27	32
Interest expense...............................................................................................	(20)	(19)	(76)	(81)
Other income (expense).....................................................................................	(9)	(3)	(7)	(36)
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	115	135	565	529
(Provision) benefit for income taxes.....................................................................	(63)	10	(196)	(111)
Equity in earnings of affiliated companies, net of tax ............................................	2	1	7	6
Net income (loss).......................................................................................	54	146	376	424
Net income (loss) attributable to noncontrolling interests, net of tax.......................	11	9	45	44
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$43	$137	$331	$380

Weighted-average common shares outstanding
Basic...........................................................................................................	53.1	54.6	53.7	55.1
Diluted.........................................................................................................	53.4	55.2	54.2	55.7

Earnings (loss) per common share:
Basic...........................................................................................................	$0.79	$2.46	$6.07	$6.79
Diluted.........................................................................................................	$0.79	$2.43	$6.02	$6.72

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2025	2024	2025	2024
Sales
Reinforcement Materials....................................................................................	$563	$644	$2,341	$2,610
Performance Chemicals.....................................................................................	308	322	1,250	1,250
Segment sales.............................................................................................	871	966	3,591	3,860
Unallocated and other (A)………..............................................................................	28	35	122	134
Net sales and other operating revenues..........................................................	$899	$1,001	$3,713	$3,994

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$119	$123	$508	$537
Performance Chemicals.....................................................................................	42	44	194	164
Total Segment Earnings Before Interest and Taxes...................................	161	167	702	701

Unallocated and Other
Interest expense...............................................................................................	(20)	(19)	(76)	(81)
Certain items (C)...................................................................................................	(17)	(3)	(30)	(59)
Unallocated corporate costs...............................................................................	(13)	(17)	(52)	(68)
General unallocated income (expense) (D)...............................................................	6	8	28	42
Less: Equity in earnings of affiliated companies, net of tax....................................	2	1	7	6
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	115	135	565	529
(Provision) benefit for income taxes (including tax certain items)............................	(63)	10	(196)	(111)
Equity in earnings of affiliated companies, net of tax.............................................	2	1	7	6
Net income (loss).....................................................................................	54	146	376	424
Net income (loss) attributable to noncontrolling interests, net of tax.......................	11	9	45	44
Net income (loss) attributable to Cabot Corporation..................................	$43	$137	$331	$380

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$0.79	$2.43	$6.02	$6.72

Adjusted earnings (loss) per share (E)….......................................................................	$1.70	$1.80	$7.25	$7.06

Diluted weighted average common shares outstanding..........................................................................................................................	53.4	55.2	54.2	55.7

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions (unaudited)	2025	2024

Current assets:
Cash and cash equivalents....................................................................................................	$258	$223
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $5	671	733
Inventories:
Raw materials.................................................................................................................	134	150
Finished goods................................................................................................................	303	333
Other..............................................................................................................................	67	69
Total inventories..........................................................................................................	504	552
Prepaid expenses and other current assets.............................................................................	106	97
Total current assets...............................................................................................	1,539	1,605

Property, plant and equipment....................................................................................................	4,405	4,082
Accumulated Depreciation	(2,694)	(2,548)
Net property, plant and equipment.......................................................................................	1,711	1,534
Goodwill....................................................................................................................................	134	133
Equity affiliates..........................................................................................................................	16	23
Intangible assets, net ................................................................................................................	55	53
Deferred income taxes...............................................................................................................	180	216
Other assets….............................................................................................................................	180	172
Total assets..............................................................................................................................	$3,815	$3,736

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2025	2024

Current liabilities:
Short-term borrowings.................................................................................................	$14	$45
Accounts payable and accrued liabilities…................................................................................	648	676
Income taxes payable.................................................................................................	35	43
Current portion of long-term debt...................................................................................	260	8
Total current liabilities.............................................................................................	957	772

Long-term debt................................................................................................................	856	1,087
Deferred income taxes......................................................................................................	39	42
Other liabilities…..........................................................................................................................	258	245
Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 52,962,353 and 54,430,316 shares Outstanding: 52,842,481 and 54,297,251 shares	53	54
Less cost of 119,872 and 133,065 shares of common treasury stock	(3)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,835	1,734
Accumulated other comprehensive income (loss)................................................................	(335)	(360)
Total Cabot Corporation stockholders' equity.................................................................	1,550	1,425
Noncontrolling interests...............................................................................................	155	165
Total stockholders' equity..................................................................................	1,705	1,590
Total liabilities and stockholders' equity..............................................................................	$3,815	$3,736

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2024					Fiscal 2025
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials.......................................................................	$641	$676	$649	$644	$2,610	$611	$594	$573	$563	$2,341
Performance Chemicals........................................................................	285	311	332	322	1,250	311	311	320	308	1,250
Segment sales................................................................................	926	987	981	966	3,860	922	905	893	871	3,591
Unallocated and other (A)…………………………………………………	32	32	35	35	134	33	31	30	28	122
Net sales and other operating revenues..................................................	$958	$1,019	$1,016	$1,001	$3,994	$955	$936	$923	$899	$3,713

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials.......................................................................	$129	$149	$136	$123	$537	$130	$131	$128	$119	$508
Performance Chemicals........................................................................	34	31	55	44	164	45	50	57	42	194
Total Segment Earnings Before Interest and Taxes.............................	163	180	191	167	701	175	181	185	161	702
Unallocated and Other
Interest expense..................................................................................	(22)	(21)	(19)	(19)	(81)	(18)	(19)	(19)	(20)	(76)
Certain items (C)……………………………………………………………	(42)	(12)	(2)	(3)	(59)	(6)	(4)	(3)	(17)	(30)
Unallocated corporate costs..................................................................	(17)	(18)	(16)	(17)	(68)	(13)	(13)	(13)	(13)	(52)
General unallocated income (expense) (D)……………………………	13	15	6	8	42	7	9	6	6	28
Less: Equity in earnings of affiliated companies, net of tax.......................	1	2	2	1	6	1	3	1	2	7

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies..........................................	94	142	158	135	529	144	151	155	115	565
(Provision) benefit for income taxes (including tax certain items)...............	(34)	(47)	(40)	10	(111)	(41)	(49)	(43)	(63)	(196)
Equity in earnings of affiliated companies, net of tax................................	1	2	2	1	6	1	3	1	2	7
Net income (loss)..........................................................................	61	97	120	146	424	104	105	113	54	376
Net income (loss) attributable to noncontrolling interests, net of tax..........	11	13	11	9	44	11	11	12	11	45
Net income (loss) attributable to Cabot Corporation.....................	$50	$84	$109	$137	$380	$93	$94	$101	$43	$331

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$0.88	$1.49	$1.94	$2.43	$6.72	$1.67	$1.69	$1.86	$0.79	$6.02
Adjusted earnings (loss) per share (E)…............................................	$1.56	$1.78	$1.92	$1.80	$7.06	$1.76	$1.90	$1.90	$1.70	$7.25
Diluted weighted average common shares outstanding..........................................................................................................................	55.8	55.8	55.7	55.2	55.7	55.0	54.4	53.8	53.4	54.2

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2025	2024	2025	2024

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................	$54	$146	$376	$424
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................	40	37	154	151
Other non-cash charges (gains), net.......................................................................	35	(36)	73	45
Cash dividends received from equity affiliates...........................................................	—	1	13	2
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............	69	39	56	57
Changes in other assets and liabilities, net.............................................................	21	17	(7)	13

Cash provided by (used in) operating activities.................................................	219	204	665	692

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................	(64)	(92)	(274)	(241)
Cash paid for asset acquisition.................................................................................	—	—	(27)	—
Other investing activities, net....................................................................................	5	3	3	6
Cash provided by (used in) investing activities..................................................	(59)	(89)	(298)	(235)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................	(88)	(4)	(23)	(143)
Cash dividends paid to common stockholders............................................................	(25)	(24)	(96)	(93)
Other financing activities, net....................................................................................	(33)	(61)	(217)	(179)

Cash provided by (used in) financing activities.................................................	(146)	(89)	(336)	(415)
Effect of exchange rate changes on cash........................................................................	5	—	4	(57)
Increase (decrease) in cash and cash equivalents............................................................	19	26	35	(15)
Cash and cash equivalents at beginning of period............................................................	239	197	223	238
Cash and cash equivalents at end of period….....................................................................	$258	$223	$258	$223

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2025	2024	2025	2024
Certain items before and after income taxes
Global restructuring activities	$(5)	$―	$(11)	$(13)
Indirect tax settlement charges	(7)	—	(7)	—
Legal and environmental matters and reserves	(1)	(1)	(7)	(2)
Employee benefit plan settlement and other charges	(3)	—	(3)	—
Acquisition and integration-related charges	(1)	—	(1)	—
Argentina controlled currency devaluation and other losses	—	—	—	(43)
Other certain items	—	(2)	(1)	(1)
Total certain items, pre-tax	(17)	(3)	(30)	(59)
Non-GAAP adjustments(A)	(32)	37	(38)	40

Total certain items after tax	$(49)	$34	$(68)	$(19)
Total certain items after tax per share	$(0.91)	$0.63	$(1.23)	$(0.34)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2025	2024	2025	2024
Statement of Operations Line Item (C)
Cost of sales	$(3)	$(3)	$(13)	$(15)
Selling and administrative expenses	(3)	—	(4)	(1)
Research and technical expenses	(1)	—	(2)	—
Other income (expense)	(10)	—	(11)	(43)
Total certain items	$(17)	$(3)	$(30)	$(59)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended September 30	2025		2024

Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(63)	55%	$10	-7%
Less: Non-GAAP tax adjustments(B)	(30)		37
Operating tax rate (D) (E)	$(33)	25%	$(27)	20%

Twelve months ended September 30	2025		2024
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(196)	35%	$(111)	21%
Less: Non-GAAP tax adjustments(B)	(36)		40
Operating tax rate (D) (E)	$(160)	27%	$(151)	26%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2025 and FISCAL 2024
	Fiscal 2025 (F)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

	Fiscal 2024 (F)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$2.43	$6.72
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	0.63	(0.34)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$1.80	$7.06

(A)

Non-GAAP adjustments includes Non-GAAP tax adjustments, which are described in (B) below, and in fiscal 2025 an adjustment to the historical earnings allocated to a noncontrolling interest partner, which is included in Net income (loss) attributable to noncontrolling interests, net of tax in the Consolidated Statement of Operations.

(B)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(C)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(D)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(E)	Our operating tax rate for fiscal 2026 is expected to be in the range of 27% to 29%.
(F)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2025 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

	Fiscal 2024 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$2.43	$6.72
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	0.63	(0.34)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$1.80	$7.06

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2025
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$93	$94	$101	$43	$331
Net income (loss) attributable to noncontrolling interests	11	11	12	11	45
Equity in earnings of affiliated companies, net of tax	(1)	(3)	(1)	(2)	(7)
Provision (benefit) for income taxes	41	49	43	63	196
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$144	$151	$155	$115	$565
Interest expense	18	19	19	20	76
Certain items	6	4	3	17	30
Unallocated corporate costs	13	13	13	13	52
General unallocated (income) expense	(7)	(9)	(6)	(6)	(28)
Less: Equity in earnings of affiliated companies	(1)	(3)	(1)	(2)	(7)
Total Segment EBIT	$175	$181	$185	$161	$702

Depreciation and amortization excluding corporate depreciation and amortization		37	38	39	40	154
Total Segment EBITDA		$212	$219	$224	$201	$856
Less: Unallocated corporate costs before corporate depreciation and amortization		13	13	13	13	52
Adjusted EBITDA		$199	$206	$211	$188	$804

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reinforcement Materials EBIT		$130	$131	$128	$119	$508
Reinforcement Materials Depreciation and amortization		17	17	18	18	70
Reinforcement Materials EBITDA		$147	$148	$146	$137	$578
Reinforcement Materials Sales		$611	$594	$573	$563	$2,341
Reinforcement Materials EBITDA Margin		24%	25%	25%	24%	25%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Performance Chemicals EBIT		$45	$50	$57	$42	$194
Performance Chemicals Depreciation and amortization		20	21	21	22	84
Performance Chemicals EBITDA		$65	$71	$78	$64	$278
Performance Chemicals Sales		$311	$311	$320	$308	$1,250
Performance Chemicals EBITDA Margin		21%	23%	24%	21%	22%

Dollars in millions		Fiscal 2025
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Cash provided by (used in) operating activities (B)		$124	$73	$249	$219	$665
Less: Additions to property, plant and equipment		77	72	61	64	274
Free cash flow		$47	$1	$188	$155	$391
Plus: Additions to property, plant and equipment		77	72	61	64	274
Less: Changes in net working capital (C)		(38)	(76)	101	69	56
Less: Sustaining and compliance capital expenditures		48	39	34	41	162
Discretionary free cash flow		$114	$110	$114	$109	$447

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.